Exhibit 99.1

Contacts:
Jay Carlson	Stephanie Diaz (Investors)	Tim Brons (Media)
Peregrine Pharmaceuticals, Inc.	Vida Strategic Partners	Vida Strategic Partners
(800) 987-8256	415-675-7401	415-675-7402
info@peregrineinc.com	sdiaz@vidasp.com	tbrons@vidasp.com

peregrine pharmaceuticals provides corporate update highlighting latest DeVelopments for contract manufacturing and drug development businesses

- Contract Manufacturing Revenue Hits All-Time High of $44 Million for Fiscal Year Ended April 2016; Fiscal Year 2017 Contract Manufacturing Revenue Projected Between $50-55 Million; Continued Growth Expected to Lead to Future Sustainable Profitability in 24 Months -

- Drug Development Strategy to Focus on Early Stage Clinical Trials of Bavituximab and Immuno-Oncology (I-O) Combinations -

Tustin, CA – June 2, 2016 – Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM) (NASDAQ: PPHMP), a company focused on continued revenue growth from its contract manufacturing business and developing its novel immuno-oncology products, today provided a corporate update highlighting the company’s operational strategies and latest developments. The company’s contract manufacturing subsidiary, Avid Bioservices, continues to experience significant organic growth, generating $44 million in revenue for fiscal year (FY) 2016 compared to $26.7 million in contract manufacturing revenue in FY 2015. Peregrine expects to continue to have double digit contract manufacturing revenue growth, and for FY 2017, the company is providing revenue guidance of $50-55 million for Avid, due in part to the revenue backlog of $56 million under committed contracts from existing clients. Peregrine expects this trend, driven by increasing client demand and several ongoing expansion initiatives, to lead to future sustainable profitability for the company in 24 months.

“The past several months have been a busy and productive time at Peregrine as we work to optimally position the company for future success with both our contract manufacturing and drug development businesses. We are very pleased that Avid exceeded its revenue projections for fiscal year 2016 and excited for what we expect will be continued growth for that business,” said Steven W. King, president and chief executive officer of Peregrine. “At the same time, we continue to work to advance our phosphatidylserine (PS)-targeting platform. In order to move toward overall profitability while continuing to generate valuable clinical data, we will focus our future development efforts on small, early stage clinical trials evaluating combinations of bavituximab and immuno-oncology (I-O) agents. This strategy will be supported through our current and future collaborations, which we believe will efficiently generate the clinical data required to identify and pursue the most valuable opportunities for bavituximab.”

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Contracting Manufacturing Highlights:

•	Avid Bioservices exceeded its full FY 2016 revenue target of $40 million, generating $44 million in contract manufacturing revenue.

•	The company today announced full FY 2017 revenue guidance for Avid Bioservices of $50-55 million.

•	Avid currently has a revenue backlog of $56 million under committed contracts from existing clients.

•	The recently commissioned second manufacturing facility has completed its initial process validation runs and is ramping up to conduct multiple new process validation runs for three current clients. Process validation is a critical element in preparing a facility to launch commercial manufacturing activities. As such, this milestone moves Peregrine a key step closer to realizing revenue from commercial production from this new manufacturing suite.

•	Based on significant client demand, Peregrine is in the process of designing a third manufacturing facility focused on clinical manufacturing. This suite will significantly increase the company’s manufacturing capacity, with the potential to generate up to $30 million in additional revenue annually. The company has secured a 25,000 square foot location in close proximity to its current campus and expects the new clinical suite to be complete and ready for clinical manufacturing activities by the first half of calendar 2017.

•	In continued efforts to evolve into a fully integrated manufacturing business capable of efficiently meeting all of its clients’ needs, Peregrine is in the process of exploring additional service expansion opportunities.

Drug Development Highlights:

•	The company will pursue a clinical development strategy focused on conducting small, early stage studies of bavituximab in combination with I-O agents. These trials may be conducted as part of ongoing collaborations with AstraZeneca and the National Comprehensive Cancer Network (NCCN). The goal of these trials will be to generate compelling data capable of driving partnering interest. As part of this new strategy, the company has discontinued plans to initiate further Phase II and Phase III trials.

•	The company continues to evaluate data from the SUNRISE trial in order to collect information that can best inform the ongoing clinical development of bavituximab. As part of these efforts, Peregrine is working closely with AstraZeneca to identify the optimal strategy for the companies’ clinical development collaboration focused on combining bavituximab with AstraZeneca’s PD-L1 inhibitor, durvalumab. It is expected that the initial trial in the collaboration will be a Phase I study evaluating the treatment combination in a range of solid tumors. The expected timing of initiation of any trial will be determined by the continued collection of data from the SUNRISE trial and finalization of the trial design.

•	Peregrine’s research collaboration with the NCCN, a not-for-profit alliance of 27 of the world’s leading cancer centers, is underway. The NCCN is currently accepting proposals from its member institutions and their affiliate community hospitals to conduct clinical trials combining bavituximab with I-O agents for the treatment of a range of cancers. It is expected that between two and five different clinical studies will be conducted as part of this collaboration, potentially providing Peregrine with a wealth of valuable human data to steer future development of bavituximab. While specific timing has not been established, it is expected that the first studies will be initiated in late calendar year 2016 or early 2017.

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•	Peregrine’s ongoing preclinical research collaboration with Memorial Sloan Kettering Cancer Center (MSKCC) continues to progress as planned. Researchers at MSKCC are evaluating novel combinations of bavituximab and other relevant I-O therapeutic approaches including checkpoint inhibitors, adoptive T-cell therapy and oncogenic virus, in multiple preclinical cancer models. Initial data from these studies is expected to be presented at scientific conferences later in calendar year 2016.

Financial Strength Supporting Ongoing Activities

•	Peregrine remains in a strong financial position to continue to execute against its operational strategies for its contract manufacturing and drug developments businesses. As of April 30, 2016, the company had $61 million in cash and cash equivalents.

About Bavituximab: A Targeted Investigational Immunotherapy

Bavituximab is an investigational chimeric monoclonal antibody that targets phosphatidylserine (PS). Signals from PS inhibit the ability of immune cells to recognize and fight tumors. Bavituximab is believed to override PS mediated immunosuppressive signaling by blocking the engagement of PS with its receptors as well as by sending an alternate immune activating signal.   PS targeting antibodies have been shown to shift the functions of immune cells in tumors, resulting in multiple signs of immune activation and anti-tumor immune responses.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a company focused on continued revenue growth from its contract manufacturing business and developing its novel immuno-oncology products.  The company is working to evaluate its lead immunotherapy candidate, bavituximab, in combination with a range of novel immuno-oncology (I-O) agents for the treatment of various cancers. Peregrine’s in-house cGMP manufacturing capabilities are provided through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. For more information, please visit www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that data from future immuno-oncology trials are not consistent with the company’s translational and preclinical data, the risk that one or more of the company’s immuno-oncology collaborators  terminates its collaboration, the risk that the results from the company’s contemplated immuno-oncology trials does not support further development of bavituximab, the submission of a Biologics License Application or drive partnership interest, the risk that the company may not have or raise adequate financial resources from debt and/or equity financings and/or Avid’s manufacturing operations to fund the further development of bavituximab, the risk that Avid's revenue growth may slow or decline, the risk that the company does not achieve ongoing profitability in 24 months, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. The company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2015 as well as any updates to these risk factors filed from time to time in the company's other filings with the Securities and Exchange Commission. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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